EXHIBIT 23.1


                        [ARTHUR ANDERSEN LETTERHEAD]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 1997 included in Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 33-24447, 33-25196, 33-40641, 33-67620, 33-67632,
   33-51063, 33-51961 and 33-62047, Form S-3 Registration Statement File No. 33-64225, Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statements File Nos. 33-49282 and 33-44957.


                                 ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   March 25, 1997